UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 19, 2007

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Master Repurchase Agreement with Merrill Lynch Bank, USA

On January 19, 2007, HomeBanc Corp. (“HomeBanc”) and HomeBanc Mortgage Corporation (“HBMC”) entered into Amendment No. 2 (the “Merrill Lynch Amendment”) to the Master Repurchase Agreement dated as of February 24, 2006 (as amended, the “Merrill Lynch Repurchase Agreement”) by and among Merrill Lynch Bank, USA (“Merrill”), HBMC and HomeBanc. The Merrill Lynch Amendment amended and restated the negative covenant relating to guarantees permitted to be incurred by either HomeBanc or HBMC under the terms of the Merrill Lynch Repurchase Agreement. A copy of the Merrill Lynch Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Amendment to Limited Guaranty

On January 22, 2007, HomeBanc and Bear Stearns Mortgage Capital Corporation (“Bear Stearns”) entered into Amendment No. 1 (the “Guaranty Amendment”) to the Amended and Restated Limited Guaranty dated as of May 31, 2006 (the “Guaranty”) made by HomeBanc in favor of Bear Stearns. The Guaranty Amendment amended and restated the negative covenant relating to guarantees permitted to be incurred by HomeBanc under the terms of the Guaranty. A copy of the Guaranty Amendment is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

JPMorgan Aggregation Facility

On January 23, 2007, HomeBanc Corp. and HBMC entered into a Master Repurchase Agreement (the “JPMorgan Aggregation Facility”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Buyer. The JPMorgan Aggregation Facility replaces the Master Repurchase Agreement dated as of March 8, 2004 (as amended, the “2004 JPMorgan Aggregation Facility”) between JPMorgan and HomeBanc Funding Corp. (“HomeBanc Funding”) and the related Limited Guaranty dated as of June 7, 2004, as amended, by HomeBanc in favor of JPMorgan.

The JPMorgan Aggregation Facility provides for a $500 million uncommitted facility under which HomeBanc and HBMC may, from time to time, sell to JPMorgan mortgage loans originated by HBMC, with a corresponding agreement from HomeBanc and HBMC to repurchase such loans at a price equal to the original sales price plus a pricing spread which is calculated much like interest on a loan. The pricing spread for all borrowings is based on the interest rates available to lenders in the interbank market in London (LIBOR) plus a spread ranging from 0.54% to 0.60% per annum depending on the type of collateral or mortgage loan that supports the particular repurchase. Repurchases under the JPMorgan Aggregation Facility are subject to sub-limits (including sub-limits on loan types and the availability of financing for loans repurchased as a result of breaches of their representations and warranties, among other items), advance rates and terms that vary depending on the type of mortgage loans securing the repurchases. Outstanding mortgage loans must be repurchased on the date agreed upon by JPMorgan and HomeBanc or HBMC, as applicable, and on the termination date of the JPMorgan Aggregation Facility, which is any date at least two months following a notice of termination delivered by either party to the other.

Each of HomeBanc and HBMC can enter into repurchase transactions under the JPMorgan Aggregation Facility. In the event of a decrease in the market value of the mortgage loans sold to JPMorgan such that the purchase price paid to HomeBanc or HBMC, as applicable, exceeds the then current market value of the mortgage loans, HomeBanc and HBMC are required to transfer an additional amount of cash or eligible mortgage loans in an amount equal to the amount of the decrease in market value of such loans.

The JPMorgan Aggregation Facility contains certain financial covenants which require HomeBanc to:

•

maintain minimum adjusted tangible net worth for HomeBanc of not less than $310 million plus an amount equal to 85% of the net proceeds from future equity and qualified subordinated debt offerings. HBMC shall at all times maintain an adjusted tangible net worth, of at least $10,000,000.

•	maintain a ratio of total recourse liabilities to adjusted tangible net worth for HomeBanc of no greater than 11 to 1;
•	maintain a maximum ratio of total adjusted liabilities to adjusted tangible net worth no greater than 25 to 1;
•

maintain liquidity (on a consolidated basis) at all times having (a) unencumbered cash and cash equivalents and (b) available borrowing capacity on unencumbered assets under committed warehouse and repurchase facilities equal to not less than $35,000,000; and

•

not permit more than 5% of the aggregate outstanding principal balance of its servicing portfolio of mortgage loans owned by HomeBanc or its affiliates to be in payment default or other material default for thirty (30) days or more.

The JPMorgan Aggregation Facility also contains covenants limiting the ability of HomeBanc and its subsidiaries to:

•	make any material change in the nature of its business as carried on at the date hereof unless JPMorgan consents otherwise in writing;

•	consolidate or merge with another entity, or sell all or substantially all of the assets of HomeBanc or HBMC;
•	pay dividends or distributions to shareholders following the occurrence and during the continuation of an event of default;

•	grant liens on the loans subject to repurchase transactions under the JPMorgan Aggregation Facility;

•	enter into certain guarantees;

•	enter into transactions with affiliates other than in the ordinary course of business and on arm’s length terms; and

•	incur additional future indebtedness under new facilities other than:

•	indebtedness under the JPMorgan Aggregation Facility or any other warehousing, repurchasing or mortgage-related financing agreement used to finance loans originated by HBMC;
•	specified existing indebtedness;
•	qualified subordinated indebtedness;
•	indebtedness secured by certain types of mortgage-backed securities;
•	indebtedness supporting trust preferred stock, provided that such indebtedness does not exceed 75% of adjusted tangible net worth;
•	additional indebtedness not to exceed $20 million in the aggregate;
•	up to $200 million of debt securities convertible into HomeBanc common stock; and
•	accounts payable incurred in the ordinary course of business.

A copy of the JPMorgan Aggregation Facility is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 23, 2007, concurrently with the execution of the JPMorgan Aggregation Facility described under the caption “JPMorgan Aggregation Facility” in Item 1.01 of this Current Report, HomeBanc, HBMC and HomeBanc Funding entered into a letter agreement with JPMorgan to terminate the 2004 JPMorgan Aggregation Facility and related agreements. HomeBanc and its subsidiaries did not incur any penalties as a result of the termination of the 2004 JPMorgan Aggregation Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 23, 2007, HomeBanc and HBMC entered into the JPMorgan Aggregation Facility described under the caption “JPMorgan Aggregation Facility” in Item 1.01 of this Current Report. The JPMorgan Aggregation Facility provides for a $500 million uncommitted facility under which HomeBanc and HBMC may, from time to time, sell to JPMorgan mortgage loans originated by HBMC, with a corresponding agreement from HomeBanc and HBMC to repurchase such loans at a price equal to the original sales price plus a pricing spread which is calculated much like interest on a loan. The information contained under the caption “JPMorgan Aggregation Facility” in Item 1.01 of this Current Report is incorporated herein by this reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 2, dated as of January 19, 2007, to Master Repurchase Agreement among Merrill Lynch Bank USA, HomeBanc Mortgage Corporation and HomeBanc Corp.

10.2	Amendment No. 1, dated as of January 22, 2007, to Amended and Restated Limited Guaranty by and between Bear Stearns Mortgage Capital Corporation and HomeBanc Corp.

10.3	Master Repurchase Agreement dated as of January 23, 2007 between JPMorgan Chase Bank, N.A; HomeBanc Corp.; and HomeBanc Mortgage Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 24, 2007

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2, dated as of January 19, 2007, to Master Repurchase Agreement among Merrill Lynch Bank USA, HomeBanc Mortgage Corporation and HomeBanc Corp.

10.2	Amendment No. 1, dated as of January 22, 2007, to Amended and Restated Limited Guaranty by and between Bear Stearns Mortgage Capital Corporation and HomeBanc Corp.

10.3	Master Repurchase Agreement dated as of January 23, 2007 between JPMorgan Chase Bank, N.A; HomeBanc Corp.; and HomeBanc Mortgage Corporation